NORTH SOUTH HOLDINGS INC.

63 Roebling Street, #6B

Brooklyn, NY 11211

February 15, 2013

Nuta Technology Corp.

1573 Sunstone Drive

McLean, VA 22102

Ladies and Gentlemen:

This letter of intent (this "Letter of Intent") sets forth the proposed terms on which Nuta Technology Corp., a Virginia corporation (the "Purchaser"), a wholly owned subsidiary of Spherix Incorporated (“Parent”), will acquire all of the outstanding shares of capital stock of North South Holdings Inc., a Delaware corporation (the "Company").

Except for the paragraph entitled “Applicable Law”, the Purchase Price (as defined below) and the related calculations  below and the entirety of Part II, which are intended to be binding and enforceable, nothing contained herein is intended to create (i) an express or implied obligation to negotiate or execute a binding contract or to complete a transaction or (ii) any other legally binding or enforceable obligation on any party referenced in this Letter of Intent, unless and until the Definitive Agreements (as defined below) are executed and delivered.

1. Acquisition of Capital Stock.  The Purchaser will acquire all of the outstanding shares of capital stock of the Company from the stockholders of the Company in exchange for shares of the Parent’s common stock and preferred stock, which, in the aggregate, will equal 12,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Parent on an as-converted basis (the “Purchase Price”), which such Purchase Price has been calculated based on the volume weighted average price of the Common Stock on the date immediately prior to the date of this Letter of Intent.  A shareholder of the Company who, as a result of its receipt of shares of Parent’s securities pursuant to the transactions contemplated hereby, would become a beneficial owner of five percent (5%) or greater of the outstanding Common Stock of Parent, may elect to receive shares of Parent’s preferred stock.  The shares of Parent’s preferred stock to be issued to such electing shareholders of the Company shall contain provisions entitling the holders of such preferred stock to the same treatment as the common stockholders of the Parent but shall contain standard beneficial ownership blockers.  The shares of Common Stock and the shares of Common Stock underlying the shares of preferred stock to be issued to the Company’s shareholders will be issued pursuant to a combined proxy/S-4 registration statement, if required by applicable federal securities laws.

2. Definitive Agreements.  The transactions contemplated hereby will be subject to, and conditioned upon, among other things, the negotiation, execution and delivery of the following agreements (collectively, the "Definitive Agreements"):

(a)

a definitive Merger Agreement or Stock Purchase Agreement between the Purchaser and the Company (the “Governing Agreement”) providing for, among other things, customary representations and warranties, covenants and closing conditions; and

(b)

such other agreements and instruments of transfer as the Purchaser or the Company shall reasonably request.

3. Conditions.  The consummation of the transactions contemplated by this Letter of Intent shall be subject to satisfaction of the following conditions:

(a)

the completion of due diligence investigations by each of the Purchaser and the Company of the other party’s business, assets and liabilities, the scope and results of which shall be satisfactory to the reviewing party in its sole discretion;

(b)

the negotiation, execution and delivery of the Definitive Agreements, and the satisfaction or waiver of the conditions to closing set forth therein;

(c)

satisfaction of all applicable federal and state filing and licensing requirements related to or in connection with the proposed transaction, and receipt of all applicable federal and state regulatory approvals required to consummate the proposed transaction, including any necessary approvals from NASDAQ Capital Market;

(d)

receipt of all third-party consents required to consummate the proposed transaction;

(e)

the approval of the transactions contemplated hereby by the Purchaser's and Parent’s respective Board of Directors and stockholders;

(f)

the approval of the transactions contemplated hereby by the Company's Board of Directors and stockholders; and

(g)

the Company will have a minimum cash balance of Two Million Dollars ($2,000,000).

4. Termination.  This Letter of Intent may be abandoned or terminated:

(a)

at any time by mutual agreement of the Purchaser and the Company;

(b)

at the option of the Purchaser or the Company if by March 30, 2013, the Governing Agreement shall not have been executed by the respective parties thereto, unless the Purchaser and the Company mutually agree to an extension of such date.

5. Brokers' or Finders' Fees.  Each party will indemnify and hold the other harmless from any claim for brokers' or finders' fees arising out of the transactions contemplated hereby by any person claiming to have been engaged by such party.

6. Intent of the Parties.  It is understood and agreed that this Letter of Intent, when executed by all of the parties hereto, merely constitutes a statement of mutual intentions with respect to the proposed transaction, does not contain all matters upon which agreement must be reached in order for the proposed transaction to be consummated and, therefore, does not constitute a binding commitment with respect to the proposed transaction itself.  A binding commitment with respect to the proposed transaction will result only from the execution of the Governing Agreement, subject to the terms and conditions expressed therein.  The provisions of Sections 5, 6 and 7 shall survive the termination of this Letter of Intent.

7. Applicable Law.  This Letter of Intent shall be governed by, and construed in accordance with, the laws of the State of Virginia applicable to contracts to be performed in such state.  This Letter of Intent may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one agreement.

Part II – Binding Provisions.

Information and Access.  Each party will afford to the officers, accountants, legal counsel and other representatives of the other reasonable access to the properties, books, records and personnel of the other in order that such party may have full opportunity to make such investigation of the other as it reasonably desires to make in connection with the transactions contemplated hereby.

Public Announcements.  Except as may be required by law, none of the parties hereto shall engage in, encourage or support any publicity or disclosure of any kind or form in connection with this Letter of Intent or the transactions contemplated hereby or the existence of discussions or negotiations between the parties, whether to the financial community, governmental agencies or the public generally, unless the parties hereto mutually agree in advance on the form, timing and contents of any such publicity, announcement or disclosure.

Expenses.  Each party will bear its own expenses incurred in connection with the negotiation, execution and delivery of the Definitive Agreements and the consummation of the transactions contemplated thereby, provided however that, if the proposed transaction is not consummated, the Company will pay to Purchaser up to $20,000 to reimburse Purchaser for its fees and expenses associated with Purchaser’s due diligence investigation of the Company.

Information; Confidentiality; Non-circumvention.  The parties agree that any information furnished by the other party or its representatives is solely for the recipient party’s confidential use in connection with the transaction.  Except as otherwise required by law, rule, regulations, or judicial or administrative process, neither party will disclose or otherwise refer to confidential information of the other party without the disclosing party’s prior written consent.  It is understood that Purchaser may share this information with its advisors and consultants and material shareholders without the prior consent of the Company provided such parties are bound by obligations to preserve the confidentiality of such information.  In addition, the parties agree that neither of them will disclose the contents of this Letter of Intent to any other person and the Company agrees it shall keep the existence and terms of this Letter of Intent confidential unless otherwise approved by Purchaser.

In the period between the date of this Letter of Intent and the termination of this Letter of Intent pursuant to Section 4 herein (as may be extended by the parties) the Company and each of the Company’s shareholders shall not (and will not permit any of their affiliates, employees, officers, directors, stockholders, agents or other person acting on behalf of the Company or each of the Company’s shareholders to) discuss or negotiate with any other person a possible sale of all or any material part of the Company, or of the assets of the Company, whether such transaction takes the form of a sale of stock or other equity interests, merger, liquidation, dissolution, reorganization, recapitalization, consolidation, sale of assets or otherwise (an “Acquisition Proposal”) or provide any information to any other person concerning the Company or the Company’s assets (other than information which the Company provides to other persons in the ordinary course of business consistent with past custom and practice, so long as the Company and the Company’s shareholders have no reason to believe that the information may be utilized to evaluate an Acquisition Proposal).  Each of the Company and the Company’s shareholders, and each affiliate, employee, officer, director, stockholder, agent or other person acting on their behalf (a) do not have any agreement, arrangement or understanding with respect to any Acquisition Proposal, (b) will cease and cause to be terminated any and all discussions with third parties regarding any Acquisition Proposal and (c) will promptly notify Purchaser if any Acquisition Proposal, or any inquiry or contact with any person or entity with respect thereto, is made.  A breach of this section by any of the other named parties (i.e. affiliates or subsidiaries (whether existing now or formed later), employees, officers, directors, stockholders, agents or other persons acting on behalf of the Company or the Company’s shareholders) shall be deemed a breach by the Company and the Company’s shareholders, for which the Company and the Company’s shareholders shall be jointly and severally liable with respect to all harm, losses or damage suffered by Purchaser as a result of said breach.

If, after the reading the foregoing, you find that this letter correctly expresses our preliminary intentions as stated, kindly so indicate by signing this Letter of Intent in the space provided below and returning one fully executed copy to us and return to us not later than 5:00 P.M. EST on February 19, 2013 after which time this offer will expire.

Very truly yours,

NORTH SOUTH HOLDINGS INC.

By: ______________________________

Its:

Agreed to and accepted as of the

date first above written:

NUTA TECHNOLOGY CORP.

By:  _________________________________

Its: